As filed with the Securities and Exchange Commission on November 19, 2004

Registration No. 333-111355

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CATERPILLAR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street Peoria, Illinois 61629 (309) 675-1000 (Address of Principal Executive Offices)

Caterpillar 401(k) Plan
(Full Title of the Plan)

JAMES B. BUDA
Vice President, Secretary and General Counsel
Caterpillar, Inc.
100 NE Adams Street
Peoria, IL 61629-7310
(309) 675-4429
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

This Post-Effective Amendment to Registration Statement No. 333-111355 shall become effective automatically upon the date of filing in accordance with Rules 456 and 464 promulgated under the Securities Act of 1933, as amended.

Explanatory Note

Caterpillar Inc. previously registered an offering of its Common Stock, par value $1.00, on Form S-8 (Registration Statement No. 333-111355) relating to the Caterpillar 401(k) Plan (the "Plan"). The Investment Plan Committee of Caterpillar Inc. has adopted an amendment to the Plan, pursuant to its authority under the Plan, to, among other items, permit part-time employees to participate in the Plan before completing a year of service.

Item 8.    Exhibits.

Caterpillar Inc. hereby files the following exhibit as part of this Post-Effective Amendment No. 1 to Registration Statement No. 333-111355:

Exhibit No.	Description
4.1	Amendment to Caterpillar 401(k) Plan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Caterpillar Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, and the State of Illinois.

CATERPILLAR INC. (Registrant)
November 18, 2004	By:	/s/ James B. Buda
James B. Buda, Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

November 18, 2004	/s/ James W. Owens	Chairman of the Board, Director and Chief Executive Officer
(James W. Owens)
November 18, 2004	/s/ Stu L. Levenick	Group President
(Stu L. Levenick)
November 18, 2004	/s/ Douglas R. Oberhelman	Group President
(Douglas R. Oberhelman)
November 18, 2004	/s/ Gerald L. Shaheen	Group President
(Gerald L. Shaheen)
November 18, 2004	/s/ Gerard R. Vittecoq	Group President
(Gerard R. Vittecoq)
November 18, 2004	/s/ Steven H. Wunning	Group President
(Steven H. Wunning)
November 18, 2004	/s/ F. Lynn McPheeters	Vice President and Chief Financial Officer
(F. Lynn McPheeters)
November 18, 2004	/s/ David B. Burritt	Controller and Chief Accounting Officer
(David B. Burritt)

November 18, 2004	/s/ W. Frank Blount	Director
(W. Frank Blount)
November 18, 2004	/s/ John R. Brazil	Director
(John R. Brazil)
November 18, 2004	/s/ John T. Dillon	Director
(John T. Dillon)
November 18, 2004	/s/ Eugene V. Fife	Director
(Eugene V. Fife)
November 18, 2004	/s/ Gail D. Fosler	Director
(Gail D. Fosler)
November 18, 2004	/s/ Juan Gallardo	Director
(Juan Gallardo)
November 18, 2004	/s/ David R. Goode	Director
(David R. Goode)
November 18, 2004	/s/ Peter A. Magowan	Director
(Peter A. Magowan)
November 18, 2004	/s/ William A. Osborn	Director
(William A. Osborn)
November 18, 2004	/s/ Gordon R. Parker	Director
(Gordon R. Parker)
November 18, 2004	/s/ Charles D. Powell	Director
(Charles D. Powell)
November 18, 2004	/s/ Edward B. Rust, Jr.	Director
(Edward B. Rust, Jr.)
November 18, 2004	/s/ Joshua I. Smith	Director
(Joshua I Smith)

Exhibit Index

Exhibit No.	Description
4.1	Amendment to Caterpillar 401(k) Plan

4